Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

DARLING INTERNATIONAL INC.

OFFER TO EXCHANGE

All Outstanding and Unregistered

8.5% Senior Notes due 2018

For

8.5% Senior Notes due 2018

Which Have Been Registered Under the Securities Act of 1933

This form or one substantially equivalent hereto must be used by registered holders of outstanding 8.5% Senior Notes due 2018 (the “Restricted Notes”) who wish to tender their Restricted Notes in exchange for a like principal amount of 8.5% Senior Notes due 2018 (the “Exchange Notes”) pursuant to the exchange offer described in the Prospectus, dated                 , 2011 (the “Prospectus”) if the holder’s Restricted Notes are not immediately available or if such holder cannot deliver its Restricted Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By Registered or Certified Mail: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept	By Hand or Overnight Courier: U.S. Bank National Association 60 Livingston Avenue 1st Floor – Bond Drop Window St. Paul, MN 55107 Attn: Specialized Finance Dept For information, call: (800) 934-6802	By Facsimile: U.S. Bank National Association (651) 495-8158 Attn: Specialized Finance Dept

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to Darling International Inc. (the “Company”) the principal amount of Restricted Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED
Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Restricted Notes (Please print)	Certificate Number(s) for Restricted Notes Tendered

PLEASE SIGN HERE

X

X
Signature(s) of Holder(s)	Date

Must be signed by the holder(s) of Restricted Notes as their name(s) appear(s) on certificates for Restricted Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

☐ The Depository Trust Company

(Check if Restricted Notes will be tendered by book-entry

transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Restricted Notes (or a confirmation of book-entry transfer of such Restricted Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized signature)
Address:	Title:

Name:
(Zip Code)		(Please type or print)
Area Code and Telephone No.:	Date:

NOTE: DO NOT SEND RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. RESTRICTED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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